UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 30, 2010
Health Care REIT, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8923 (Commission File Number)	34-1096634 (IRS Employer Identification No.)

One SeaGate, Suite 1500, Toledo, Ohio (Address of principal executive offices)	43604 (Zip Code)
Registrant’s telephone number, including area code (419) 247-2800
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On March 30, 2010, Health Care REIT, Inc. (the “Company”) entered into a firm commitment underwriting agreement (the “Underwriting Agreement”) with Banc of America Securities LLC, Deutsche Bank Securities Inc., Barclays Capital Inc. and Credit Agricole Securities (USA) Inc. (the “Underwriters”) for an offering of $300,000,000 aggregate principal amount of 6.125% senior notes of the Company due 2020 (the “Notes”) pursuant to an automatic shelf registration statement of the Company on Form S-3 (File No. 333-159040) filed with the Securities and Exchange Commission on May 7, 2009.
The Notes pay interest semi-annually at a rate of 6.125% per year and mature on April 15, 2020. The offering is expected to close on April 7, 2010.
The Company intends to use the net proceeds for general corporate purposes, including investing in health care and senior housing properties and repaying borrowings under its unsecured line of credit and other outstanding indebtedness.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
1.1	Underwriting Agreement, dated as of March 30, 2010, between the Company and Banc of America Securities LLC, Deutsche Bank Securities Inc., Barclays Capital Inc. and Credit Agricole Securities (USA) Inc.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH CARE REIT, INC.
By:	/s/ GEORGE L. CHAPMAN
George L. Chapman
Its: Chairman of the Board, Chief Executive Officer and President

Dated: April 5, 2010